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                                                                   Exhibit 10.42

                                AMENDMENT NO. 1
                                      TO
                                DISCOVERWORKSTM
                    DRUG DISCOVERY COLLABORATION AGREEMENT
                              DATED JULY 7, 2000

         THIS AMENDMENT NO. 1 TO DISCOVERWORKSTM DRUG DISCOVERY COLLABORATION AGREEMENT DATED JULY 7, 2000 (this "Amendment"), is made as of May 16, 2001 by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having its principal place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). 3DP and BMS may be referred to herein as a "Party" or, collectively, as the "Parties."

WHEREAS, 3DP and BMS are parties to that certain DiscoverWorksTM Drug Discovery Collaboration Agreement dated as of July 7, 2000 (the "Agreement") pursuant to which the parties are collaborating on the identification of Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds (all as defined in the Agreement) active against selected targets, and suitable, if required, for medicinal chemistry optimization, that may be developed and commercialized by BMS;.

WHEREAS, the Parties desire to amend the Agreement to include certain additional libraries of compounds that have been and may be used in the screening being conducted pursuant to the Research Program (as defined in the Agreement).

     NOW, THEREFORE, in consideration of the various promises and undertakings set forth in this Amendment, the Parties agree to amend the Agreement as follows:

1. Section 1.5A. New Section 1.5A shall be added to read in its entirety as follows:

     "1.5A "BMS Compound Library" means the sample compound library or any subset thereof, comprised of [**] as of the Effective Date, or [**] at any time thereafter, and which comprises [**] compounds and [**] products. While the individual [**] in the BMS Compound Library are not [**], the collection itself, and the list of [**] compounds included in the collection, are "Confidential Information" of BMS."

2. Section 1.21. Section 1.21 shall be amended to read in its entirety as follows:

     "1.21 "Initial Hit" means a compound in the 3DP Probe Library, the BMS Compound Library or the 3DP [**] Probe Library that [**], as measured using ThermoFluor(R) Technology."


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confidential treatment that has been filed with the Commission. The omitted
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3.   Section 1.41. Section 1.41 shall be amended by adding the phrase ", as it exists from time to time," after "3DP's virtual compound library" and before "from which 3DP Probe Libraries".

4. Section 1.47. Section 1.47 shall be amended by adding the phrase ", as it exists from time to time," after "small molecule chemical compounds" and before "that have been synthesized by 3DP".

5. Section 1.47A. New Section 1.47A shall be added to read in its entirety as follows:

     "1.47A "3DP [**] Probe Library" means the sample compound library or any subset thereof, comprised of [**] as of the Effective Date, or [**] at any time thereafter, and which have [**] against a known target or class or targets, and may be useful to identify the [**]. While the individual [**]in the 3DP [**] Probe Library are not [**], the collection itself, and the list of [**] compounds included in the collection, are "Confidential Information" of 3DP."

6. Section 2.2. Section 2.2 shall be amended to read in its entirety as follows:

     "2.2      Initial Screening and Initial Hits.

               2.2.1 Depending on the nature and source of each Target, 3DP shall screen the Target against a screening library, created from (i) the 3DP Probe Library, totaling no more than [**] compounds per Target that are selected by [**], to identify Initial Hits; however, 3DP shall not be required to screen [**] pursuant to Section 2.2.1(i) and (ii). The JSMC may ask 3DP to screen [**] from the 3DP Probe Library or the BMS Compound Library if [**].

               2.2.2 Depending on the nature and source of each Target, 3DP shall screen the Target against a screening library, created from the 3DP [**] Probe Library, totaling no more than [**] compounds per Target that are selected by [**], to identify Initial Hits or [**]. The JSMC may ask 3DP to screen [**] from the 3DP Probe Library or the BMS Compound Library based on the results from screening of the [**].

               2.2.3 Any additional screening requested as provided in Sections 2.2.1 or 2.2.2, if any, together with the screening to be conducted pursuant to such Sections, shall be subject to the overall disposition of Research Program FTE resources as determined by the JSMC, and 3DP's screening capacity available to the Research Program."


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**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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7.     Section 3.6. The first sentence of Section 3.6 shall be amended by adding the phrase ", including without limitation any compounds from the 3DP Probe Library, the 3DP [**] Probe Library or the BMS Compound Library" after "certain biological materials or chemical compounds" and before "(collectively, the "Substances")."

8. Section 4.2.11. Section 4.2.11 shall be added to read in its entirety as follows:

              "4.2.11     Reviewing results from the screening of the 3DP [**]
              Probe Library in connection with selecting the additional compounds from the 3DP Probe Library or the BMS Compound Library to be screened by 3DP."

9. Section 6.1.1. Section 6.1.1 shall be amended to read in its entirety as follows:

              "6.1.1 3DP shall retain its ownership rights in the 3DP Probe Library and the Synthetically Accessible Library and shall have ownership rights as to BMS in any Focused Library developed by 3DP pursuant to this Agreement. 3DP shall retain whatever rights, if any it may have in the 3DP [**] Probe Library. BMS shall retain its ownership rights of the [**] compounds contained in the BMS Compound Library, and shall retain whatever rights, if any, it may have to the [**] compounds contained in the BMS Compound Library."

10. Section 6.1.3. Section 6.1.3 shall be amended to read in its entirety as follows:


              "6.1.3      In the event that [**] based on [**] as part of the
              Research Program where such [**], then BMS shall have [**], and shall have [**] in such compounds; however, BMS shall not [**] against the [**] pursuant to this Agreement."

11. Section 6.1.4. New Section 6.1.4 shall be added to read in its entirety as follows:

              "6.1.4      In the event that [**] based on [**] as part of the
              Research Program where such [**], then BMS shall have [**], including the [**]; however, BMS shall not [**] against the [**] pursuant to this Agreement and from which such [**]."

12. Section 6.3. Section 6.3 shall be amended to read in its entirety as follows:

       "6.3   Ownership of Initial Hits.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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              6.3.1  3DP shall retain any proprietary rights, title and interest in and appurtenant to the Initial Hits identified from the [**] that it may have had; however, [**].

              6.3.2 BMS shall retain any proprietary rights, title and interest in and appurtenant to the Initial Hits identified from the [**] that it may have had; however, [**].

              6.3.3 In order for the activities in Section 2.3 to be undertaken, the JSMC may review data produced in the course of the Research Program associated with such Initial Hits."

13. Section 6.4. Section 6.4 shall be amended to read in its entirety as follows:

       "6.4   Ownership of Improved Hits.

              6.4.1 3DP shall retain any proprietary rights, title and interest in and appurtenant to Improved Hits developed from Initial Hits identified from the [**] that it may have had; provided, however, BMS shall have an exclusive, worldwide license, as to 3DP, with the right to sublicense, to develop, make, have made, use, and commercialize such Improved Hits against the specified Target of such Improved Hits. Such license, and any sublicenses thereunder, shall terminate, and 3DP shall regain its original rights, when BMS ceases developing or commercializing any such Improved Hit, or any Program Lead Compound or Pre-Clinical Lead Compound developed from such Improved Hit against the specified Target.

              6.4.2 BMS shall retain any proprietary rights, title and interest in and appurtenant to Improved Hits developed from Initial Hits identified from [**] that it may have had."

14. Section 6.5. Section 6.5 shall be amended to read in its entirety as follows:


       "6.5   Ownership of Program Lead Compounds and Pre-Clinical Lead
       Compounds.


              6.5.1 All right, title and interest in and appurtenant to each Program Lead Compound and each Pre-Clinical Lead Compound developed from Initial Hits identified from the [**] shall be owned, as to 3DP, by BMS; provided, however, that if such a Program Lead Compound or a Pre-Clinical Lead Compound, as the case may be, is developed to its respective status by 3DP, then 3DP shall have ownership rights, as to BMS, to such Program Lead Compound or such


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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                     Pre-Clinical Lead Compound, and BMS shall have an
                     exclusive, worldwide license, as to 3DP, with right to sublicense (subject to the provisions of Section 6.6), to develop, make, have made, use, and commercialize such Program Lead Compound or such Pre-Clinical Lead Compound.

              6.5.2 All right, title and interest in and appurtenant to each Program Lead Compound and each Pre-Clinical Lead Compound developed from Initial Hits identified from the [**] shall be owned, as to 3DP, by BMS."

15. Section 6.6. Section 6.6 shall be amended by adding the phrase " identified from the [**]" after "Pre-Clinical Lead Compound" and before ", BMS agrees,".

16. Defined Terms. All terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

17. Effective Date of Amendment. This Amendment shall take retroactive effect as of July 7, 2000.

18. Effect of Amendment. Except as amended in this Amendment, in all other respects the Agreement shall remain in full force and effect and shall be unaffected by this Amendment.

                                      * * *


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**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representative as of the date first above written, each copy of which shall for all purposes be deemed to be an original.


                                       3-DIMENSIONAL PHARMACEUTICALS, INC.


                                       By:      /s/ David C. U'Prichard
                                                -----------------------
                                                David C. U'Prichard, Ph.D.
                                                Chief Executive Officer


                                       BRISTOL-MYERS SQUIBB COMPANY


                                       By:      /s/ David Floyd
                                                ---------------
                                       Name:    David Floyd
                                       Title:   V.P. Chemistry



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**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.